Exhibit 1

EXHIBIT 1 TO SCHEDULE 13G

August 6, 2026

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Tao Capital Management LP, Tao Invest VI LLC, Tao Invest VII LLC and Tao Invest VIII LLC each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

TAO CAPITAL MANAGEMENT LP

/s/ James Schwaba
Name: James Schwaba Title: Managing Director

TAO INVEST VI LLC

/s/ James Schwaba
Name: James Schwaba Title: Vice President

TAO INVEST VII LLC

/s/ James Schwaba
Name: James Schwaba Title: Vice President

TAO INVEST VIII LLC

/s/ James Schwaba
Name: James Schwaba Title: Vice President